CREDIT AGREEMENT


Dated:         September  17 , 1991,

Between:       COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation
               ("Borrower"), whose address is 6600 N. Baltimore,
               Portland, Oregon 97283-0239, and

               THE HONGKONG AND SHANGHAI BANKING CORPORATION
               LIMITED ("Bank"), whose address is 900 S.W. Fifth
               Avenue, P.O. Box 40208,  Portland,  Oregon  97204-1298.

                                    Recitals

          A. Borrower is a manufacturer, importer and seller of sportswear. The chief executive offices of Borrower are located in Portland, Oregon.

          B. The parties desire to enter into this credit agreement under which Bank may issue documentary letters of credit for and make loans to Borrower of up to $25 million to finance Borrower's purchase of sportswear from overseas suppliers.

          NOW, THEREFORE, for value, the current receipt and reasonable equivalence of which are acknowledged it is agreed:

                             Article 1--Definitions

          1.01 Defined Terms. In addition to the terms defined elsewhere in this agreement:

          .01 "Advance" means a loan or payment of money by Bank to or for the account of Borrower under this agreement, including, but not limited to, a payment made to third persons pursuant to a credit issued under this agreement. An "overadvance" is an entirely discretionary loan or payment of money by Bank (including coverage of checks where Borrower's account does not contain sufficient funds for payment of such items) which exceeds the maximum amount of the credit facility or facilities or occurs without a proper advance request being submitted in a timely manner.

          .02 "Affiliate" means any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another person through the ownership of equity securities or beneficial interests, relationship, control, management of property or otherwise.

          .03 "Banking day" means that part of any day when Bank is open to the public in Portland, Oregon, for carrying on substantially all of its banking functions.

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          .04 "Contract" means indenture, agreement, contract, lease, instrument and like document.

          .05 "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, or the use or disposition of that person's-property, whether through the ownership of voting securities, beneficial interests, contract or otherwise.

          .06 "Credit" means a documentary letter of credit issued by Bank to the beneficiary upon the request of Borrower under this agreement.

          .07 "Debt" means a liability for borrowed money, including trade accounts payable.

          .08 "Default rate" means a rate of interest per annum equal to five percent per annum in excess of the prime rate.

          .09 "Documentary draft" means a sight draft accompanied by the documents specified in the credit.

          .10 "Governmental unit" means the United States, any foreign state or nation, or any state, commonwealth, district, territory, agency, department, subdivision, court, tribunal or other instrumentality thereof.

          .11 "Incipient default" means a default under this agreement but for the giving of notice or the passage of time, including any applicable cure period.

          .12 "Insolvent" means a financial condition such that either the person's total liabilities are greater than the fair market value of all of the person's property or the person is unable to pay its liabilities in the ordinary course of business as they become due.

          .13 "Insolvency proceeding" means an assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate the estate of the person involved, including, but not limited to, state court receiverships involving all or substantially all of a person's property and liquidation and reorganization proceedings under the Bankruptcy Code of the United States.

          .14 "Law" means an ordinance, statute, rule, regulation, order, permit, approval, injunction, writ or decree of any federal, state or local governmental unit as they now exist or may hereafter be amended. Without thereby limiting the generality of the foregoing, the following are laws: the Internal Revenue Code of 1986 ("IRC"), the Employee Retirement Income Security Act of 1974 ("ERISA"), the Fair Labor Standards Act ("FLSA") and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

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          .15 "Liability" means an obligation for the payment of money whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured.

          .16 "Lien" means a charge against or an interest in property to secure payment of a liability or performance of an obligation, including a lien obtained by contract, such as a mortgage, trust deed and security interest, judgment, levy, sequestration or other legal or equitable process or proceeding.

          .17 "Material" means that which in reasonable and objective contemplation will or realistically might affect the business or property of a person, or the person's creditworthiness as to such business or property in a significant manner.

          .18 "Obligation" means a duty imposed on a person by law, promise, contract or otherwise.

          .19 "Organization" means a corporation, business trust, estate, trust, partnership or association, two or more persons, having a joint or common interest, or any other legal or commercial entity.

          .20 "Overseas" means with respect to a person, a person who is not located, incorporated or residing in the United States.

          .21 "Person" means an individual, an organization or a governmental unit.

          .22 "Prime rate" means for any day the base or reference rate of interest per annum (based on the actual number of days over an annual period of 365/366 days) which is publicly announced by Marine Midland Bank, N.A., at its principal New York City office as its prime rate. Use of the term "prime rate" is only for convenient reference and is not an express or implied representation as to the lowest or best rate of interest which may be available to Bank's most creditworthy commercial customers. The rate payable by Borrower will fluctuate contemporaneously with and to the full extent of any changes in Marine Midland Bank's publicly-announced prime rate.

          .23 "Subsidiary" means an affiliate of a person which is controlled by that person directly or indirectly through one or more intermediaries.

     1.02 Additional Definition Sources.

          .01 Accounting terms not specifically defined in this agreement shall be defined or interpreted, and all accounting procedures performed and statements prepared in accordance with generally accepted accounting principles and practices consistently applied ("GAAP").

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          .02 Legal terms not specifically defined in this agreement shall be defined, if and to the extent necessary, in accordance with the definitions provided by the Uniform Commercial Code as enacted in Oregon (the "UCC"), the Bankruptcy Code of the United States (the "Code"), and the Uniform Customs and Practice for Documentary Credits/1983 Revision as published by the International Chamber of Commerce ("ICC") in ICC Publication 400 (the "UCP") before resorting to any other reference.

          .03 In this agreement, all dollar amounts refer to U.S. dollars and are payable in U.S. currency unless otherwise required or permitted.

          .04 In this agreement, the singular includes the plural and vice versa and the masculine includes the feminine and neuter and vice versa.

                    Article 2--Representations and Warranties

          2.01 Borrower Representations and Warranties. Borrower represents and warrants (and each time that Borrower requests an advance or credit will be deemed to again represent and warrant) that:

          .01 Borrower has been duly formed and organized in accordance with applicable law and is duly qualified to transact business as a foreign corporation in all states and countries where such qualification is necessary for the proper conduct of its business or the ownership of property.

          .02 The execution, delivery and performance of Borrower's obligations under this agreement has been duly authorized by Borrower's board of directors and, if legally required by law or its governance documents (articles bylaws and like documents), by its shareholders.

          .03 This agreement has been duly executed and delivered to Bank by a representative of Borrower who has been duly authorized to perform such acts.

          .04 This agreement is the legally valid and binding obligation of Borrower enforceable against Borrower and third persons in accordance with its terms.

          .05 The execution, delivery and performance by Borrower of this agreement do not violate any law applicable to it or constitute a default or breach of any contract to which Borrower is a party or its property is bound.

          .06 There is no litigation, prosecution, investigation or other proceeding of any nature whatsoever (specifically including those related to environmental matters) now pending or, to the knowledge of Borrower, threatened involving Borrower or its

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
business or property which is material except for the U.S. Customs matter which has been disclosed to Bank.

          .07 The financial statements provided by Borrower to Bank accurately present the financial condition and operating results of Borrower as of the date of such statements.

          .08 Borrower is not in default in the performance of any material obligation to any third person except for those obligations being contested by Borrower in good faith, by appropriate means and with an adequate reserve be maintained for payment in the event of an adverse outcome.

          .09 Borrower is in compliance with all applicable laws, the noncompliance of which would be material to Borrower's financial condition, business or property, specifically including, but not limited to, the FLSA, the IRC, ERISA, CERCLA and all other laws and regulations relating to the release, storage, handling, remediation and removal of hazardous or toxic substances, wastes, pollutants and contaminants, petroleum and natural gas products, polychlorinated biphenyls and asbestos.

          .10 Borrower has filed all federal and state tax returns required by law to be filed and has paid all taxes and similar government impositions when due except for those taxes and impositions being contested by the Borrower in good faith, by appropriate means and with an adequate reserve be maintained for payment in the event of an adverse outcome.

          .11 Borrower is not insolvent or the subject of any insolvency proceeding. There has been no material adverse change in the business, financial condition or property of Borrower since the date of the last financial statements provided to Bank by Borrower.

                         Article 3--Conditions Precedent

          3.01 Conditions Precedent to First Advance or Credit. The following are conditions precedent to issuance of the first credit by Bank under this agreement.

          0.1 Execution by Borrower of a counterpart of this agreement and delivery thereof to Bank.

          0.2 Delivery to Bank of true copies of the articles of incorporation and bylaws, including all amendments and restatements, of Borrower.

          0.3 Delivery to Bank of a certificate of existence of Borrower issued by the Oregon Corporations Division within 30 days before this agreement is executed and delivered by Borrower.

          0.4 Delivery to Bank of copies of the resolutions of Borrower's board of directors (a) authorizing Borrower to enter

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
into and to perform its obligations under this agreement, (b) specifying the officer or officers who are authorized and directed to sign this agreement and application for credits on behalf of Borrower and (c) specifying the officer(s) and employee(s) who are authorized to apply for credits, waive non-conformity of drafts and/or documents presented to Bank via telephone or in writing and execute notes on behalf of Borrower.

          0.5 Delivery to Bank of certificates or policies of the insurance required under this agreement.

     3.02 Conditions Precedent to Subsequent Advances and Credits. In addition to satisfaction of the foregoing conditions precedent, the following are conditions precedent to issuance of any credit by Bank and to any advance by
Bank:

          .01 There is no default or incipient default by Borrower under this agreement.

          .02 All representations and warranties stated above continue to be true and correct in all material respects.

                          Article 4--Credit Facilities

     4.01 Documentary Credits.

          .01 Upon satisfaction of the conditions precedent and subject to the terms of this agreement, Bank may, at its sole discretion, issue one or more documentary credits to such beneficiaries, in such face amounts and upon such terms as may be specified by Borrower in applications for such credits which are submitted to Bank from time to time on or before May 1, 1992 (the "maturity date") provided that (a) the aggregate of the face amount of all such credits and all advances and overadvances to Borrower outstanding at any one time, including the credit being applied for, does not exceed $25 million, (b) such credits have been and are being used solely and exclusively for purchase of sportswear from overseas suppliers, (c) the expiration date of each credit is not more than 365 days after its issuance date, and (d) there is no default or incipient default under this agreement at the time the credit is applied for or issued.

          .02 Borrower will apply for each credit in a form prescribed by Bank which will, among other things, specify the amount of the credit, the proposed date of issuance, the expiration date, the terms, the documents which will be conditions to Bank's engagement to honor sight drafts presented with or pursuant to the credit (including in all cases consignment to the shipper with blank endorsement), and the goods to be involved in the transaction. Applications may be submitted electronically or delivered by personal delivery, mail or facsimile machine to Bank in Portland, Oregon, by a person authorized by the board of directors of Borrower to make such applications. Each time that Borrower applies for a credit, it will be deemed to reaffirm the continued accuracy and completeness of the representations and warranties of
Article 2. With respect to any facsimile transmitted application, Borrower will deliver the manually signed original credit application to Bank within 24 hours of transmission of the facsimile application. Bank will notify Borrower usually within 24 hours if Bank will or will not issue the credit.

          .03 Borrower will pay to Bank the following fees: (a) an issuance fee of 1/8 percent (12.5 basis points) of the face amount of the credit (but in no event less than $50) for issuance of a credit or for an amendment which increases the face amount, plus a negotiation fee of 1/8 percent of the face amount of each draft presented (but in no event less than $50), (b) an amendment fee of $35 for amendment or extension of any credit not involving an increase in the face amount, and (c) a handling fee of $40 if the credit is established by telex and a fee equal to all courier charges if the credit is established by courier.

          .04 Subject to Borrower's ability to obtain advances under section 4.02, Borrower unconditionally promises and agrees to immediately reimburse Bank on Bank's demand in the full amount of any payment made by Bank on any draft presented to Bank under any credit issued by Bank upon Borrower's application. Unless otherwise approved by Borrower, Bank will only honor conforming documentary drafts. Upon receipt of a conforming documentary draft, Bank may demand that Borrower prepay by wire transfer in immediately available funds the amount to which Bank will be entitled by way of reimbursement upon honoring the draft. In each instance, Bank may require such payment either in U.S. dollars or the currency in which the draft is payable. If any amount is demanded by Bank, but not reimbursed or repaid by Borrower, Borrower will pay interest on such amount at the default rate unless Borrower has obtained an advance from Bank under section 4.02 to fund such reimbursement obligation. Bank shall retain all documents of title and, therefore, entitlement to possession of the goods until reimbursement is received.

     4.02 Trust Receipt/Clean Import Advances/Shipping Guaranties.

          .01 Upon satisfaction of the conditions precedent and subject to the terms of this agreement, Bank may, at its sole discretion, advance to Borrower from time to time on or before the maturity date amounts up to an aggregate of $15 million to finance Borrower's reimbursement obligations with respect to credits issued under this agreement provided that the aggregate of all such advances, overadvances and the face amount of all outstanding credits does not exceed $25 million.

          .02 Borrower will apply for each such advance by delivery to Bank of a note in the form attached hereto as Exhibit A with the proposed amount of the advance indicated as the face (principal) amount and the date of the advance indicated as the date of the note. The note will be manually signed by a person authorized by the board of directors of Borrower to sign such notes. All such notes will be delivered by personal delivery, mail or facsimile machine to Bank in Portland, Oregon, no later than noon, Portland, Oregon, time, on the banking day of the proposed advance. Each time that Borrower tenders a note, it shall be deemed to reaffirm the continued accuracy and completeness of the representations and warranties of Article 2. With respect to any facsimile transmitted note, the manually signed original of such note will be delivered to Bank within 24 hours of transmission of the facsimile note. Bank will promptly return the note to Borrower if Bank declines to make the advance.

          .03 Borrower may also request that Bank issue to shipping organizations a shipping guaranty or letter of indemnity to obtain possession of goods before documents arrive. In the event that Bank issues such a guaranty or indemnity, it will be deemed an advance under section 4.02. As a condition precedent to issuance of any such guaranty or indemnity, Borrower will execute a note in the form of Exhibit A to further evidence Borrower's obligations and will pay an issuance fee of $50 for each such guaranty or indemnity. Borrower agrees to indemnify, defend and hold Bank harmless from and against any loss, liability, claim, demand, damage, cost or expense, including reasonable attorney fees, arising from or related to issuance of the guaranty or indemnity and any payment by Bank pursuant thereto. Borrower authorizes Bank to honor all drafts covering the shipment whether or not the draft or the accompanying documents conform to the credit or any other conditions for honor. Borrower will arrange for prompt release of such guaranty or indemnity immediately upon receipt of the bill of lading or, if no bill of lading is received within 60 days of issuance of the guaranty or indemnity, then by delivery of a bond or cash deposit to the shipping organization.

          .04 Borrower unconditionally promises and agrees to repay all such advances on Bank's demand (or 90 days after the advance if no demand is made). The outstanding balance of each such advance will bear interest at a rate equal to the prime rate prior to demand or the maturity date.

     4.03 Matters Relating to Both Facilities.

          .01 Borrower acknowledges that Bank is not obligated to issue any credit or make any advance under either facility whether or not the credit or advance requested complies with the requirements for such credit facility.

          .02 Borrower hereby assumes all risk of loss with respect to credits, advances and overadvances, specifically including loss arising from mistakes or fraud, and agrees to indemnify, defend and hold Bank harmless from and against all loss, liability and expense, including reasonable attorney fees, arising from or related to Bank's issuance of credits, guaranties and indemnities, payment of drafts and making of loans under this agreement including those applied for or approved in writing, electronically, or orally by telephone or in person, except for losses which result from the gross negligence or fraud of Bank employees. Bank shall have no duty to investigate or verify the authenticity or authorized nature of any application, draft (except as to conformity to the credit) or loan request. Borrower acknowledges and agrees that it will be unconditionally liable for reimbursement of amounts paid by Bank against drafts presented under credits issued under this agreement and repayment of all advances and overadvances whether or not such credit extensions exceed the maximums stated herein for Bank's protection or are requested by a duly authorized person and whether or not the proceeds, once deposited in Borrower's checking account, are applied to proper purposes. This indemnity expressly covers payments made on drafts which do not conform to the credit where such nonconformity has been waived by Borrower orally, electronically or in writing. If requested by Bank, Borrower will execute and deliver to Bank a standard Bank form of facsimile indemnity letter.

          Without limiting the generality of the foregoing, Borrower assumes all risk of loss resulting from the acts and omissions of credit beneficiaries and transferees and of shippers and warehousemen, and laws, injunctions or similar legal restrictions preventing payment of conforming drafts upon presentment, forged or fraudulent documentation, contractual disputes, defenses and counterclaims, errors in transmission (other than those made by Bank), non-compliance with all laws relating to the underlying transactions, and the failure to provide adequate insurance coverage.

          .03 Bank shall have the right at any time to transfer any advance or advances or any credit to any other U.S. or foreign branch or office of Bank and to accommodate such transfer, a new advance, credit or acceptance may be made by such branch or office to replace the advance, credit or acceptance booked at the transferor branch or office. In the event that this entire credit facility is transferred, all advance requests and payments will thereafter be made as instructed by the transferee branch or office.

          .04 Interest will be payable monthly in arrears on the last day of each calendar month and upon the maturity of any advance. Borrower authorizes and directs Bank to debit its general corporate checking account for the amount of interest due on the last day of each calendar month-without further instruction or authorization. Borrower acknowledges that it will have a duty to ensure that its account contains sufficient collected funds to cover such a debit by Bank. Borrower understands that Bank will settle provisionally (i.e., give credit for an item subject to charge back) on checks deposited into Borrower's checking account at Bank one banking day after deposit if the check is drawn on a financial institution headquartered in Oregon or Washington and three banking days after deposit on all other checks drawn on domestic financial institutions. Bank will settle as to checks drawn on overseas financial institutions only when final settlement is made between Bank and the payor institution.

          .05 All advances, overadvances, and unreimbursed costs not paid within five days following demand (or the maturity date if no prior demand is made) for payment will bear interest at the default rate.

          .06 If any law is hereafter enacted or amended (including interpretation of law by administrative agencies) which results in an increase in capital or reserve requirements, in insurance premiums or in other direct or indirect costs or in a decrease in the benefit to Bank in making advances to Borrower or funding those advances above the current level of such costs and such increase is not reflected in a change in the publicly announced prime rate of Marine Midland Bank, then Bank shall have the right to adjust its margins above the prime rate in order to recover such increased costs from Borrower.

          .07 Borrower has paid Bank an arrangement fee of $5,000 prior to execution of this agreement.

                              Article 5--Covenants

     5.01 Borrower Covenants. Borrower covenants that:

          .01 Borrower will take all steps necessary to preserve its corporate status, comply with all federal, state and local laws, regulations and orders will materially affect its business or property, including all laws relating to release, storage, handling, remediation or removal of hazardous or toxic substances, wastes, pollutants and contaminants, vigorously resist any proceedings to enjoin, restrict or prevent occupancy or operation of its business or property, and continue to manage and operate its business in the ordinary course without material change in the size, nature or emphasis thereof.

          .02 Borrower will obtain and maintain at its expense fire and extended coverage insurance, general hazard insurance (if such insurance is different from and available separately from fire and extended coverage insurance), business interruption insurance, workers compensation insurance, public liability and property damage insurance, with all such insurance to be issued by such insurers, in coverage amounts and with such deductibles and other terms and conditions as are consistent with trade standards and are reasonably acceptable to Bank. Generally, Bank will require public liability and property damage coverage in a combined single incident amount of not less than the amount deemed prudent by Bank and fire insurance coverage of not less than the full insurable value of all of the real and tangible personal property of Borrower.

          Borrower will provide to Bank copies of insurance policies or, if approved by Bank, certificates of such insurance issued by the carriers or their authorized agent and proof that premiums have been prepaid upon Bank's request.

          .03 Borrower will pay and perform when due all material obligations to all third persons except for those obligations being contested by Borrower in good faith, by appropriate means and with an adequate reserve be maintained for payment in the event of an adverse outcome.

          .04 Borrower will file all tax returns required by law to be filed and will pay all taxes and similar government impositions when due except for those taxes and impositions being contested by Borrower in good faith, by appropriate means and with an adequate reserve be maintained for payment in the event of an adverse outcome.

          .05 Borrower will provide to Bank reasonably detailed financial statements (including balance sheet and related statement of income and expenses and statement of cash flows with related footnotes and explanations prepared on a comparative basis) prepared in accordance with GAAP except where specifically noted otherwise:

               (a) within 45 days following the end of each fiscal quarter (except the quarter end coinciding with the end of Borrower's fiscal year) as of the end of that period and for that portion of Borrower's fiscal year then ended prepared on an accrual basis, and

               (b) within 120 days following the end of the fiscal year as of the end of that fiscal year and for the fiscal year then ended and audited by an independent certified public accountant reasonably acceptable to Bank and not containing any significant qualification by such accountant.

The quarterly statements will be signed by Borrower's chief financial officer, and such signature shall be deemed to be a certification of the completeness and accuracy of such statements. The annual statements will be accompanied by the certificate of Borrower's chief financial officer that such officer has reviewed this agreement and that to such officer's knowledge either (i) Borrower is not in default under this agreement or (ii) Borrower is in default under this agreement only by reason of the events specified in such officer's certificate.

          Bank shall have the right to inspect all of Borrower's books and records, in whatever form such books and records are stored, at all reasonable times and to discuss with Borrower's accounting employees and outside accountant such books and records and the financial statements provided to Bank. Bank will give prior notice to Borrower of its intention to discuss such matters with Borrower's outside accountant so as to provide the opportunity to Borrower to be present at such discussions.

          .06 Borrower will provide to Bank such additional information as may be required to keep Bank currently and completely informed as to all material matters involving the business, financial condition and property of Borrower, including pending and threatened litigation and other governmental proceedings.

          .07 Borrower will comply with each and every covenant set forth in section 7 of the Note Purchase Agreement dated as of May 30, 1989, among Borrower, Massachusetts Mutual Life Insurance Company and certain other financial institutions (the "Mass Mutual Lenders"), and any "Event of Default" under that agreement also shall be a default under this agreement whether or not such event of default is waived by the noteholders under that agreement.

                         Article 6--Default and Remedies

     6.01 Events of Default. TIME IS OF THE ESSENCE. Without thereby limiting Bank's prerogatives by reason of the optional advance, demand nature of the credit facilities, it is agreed that Borrower shall be in default under this agreement if (a) Borrower fails to make any payment (principal, interest, fees or costs and expenses) upon Bank's demand, (b) Borrower makes an untrue statement of any material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, (c) Borrower uses any loan proceeds for a purpose or purposes not specified in this agreement or otherwise approved by Bank in advance, (d) Borrower fails to comply with any of its other obligations under this agreement or any other loan document within 30 days following the date such compliance is required by this agreement, (e) Borrower is insolvent, becomes the subject of any insolvency proceeding, or becomes a judgment debtor for more than $500,000 when such liability is not either covered by insurance or bonded in connection with an appeal, or (f) Borrower is in default under the above-referenced Note Purchase Agreement or under any other agreement with or instrument payable to a financial institution whether or not such default is waived by the other party thereto.

     6.02 Remedies. In the event of Borrower's default, Bank may without further notice or demand immediately proceed with exercise of all rights and remedies that Bank may have against Borrower in such order and at such time or times as Bank may elect. Borrower's obligations under this agreement and the note will be automatically accelerated in the event of insolvency or the commencement of an insolvency proceeding by or against Borrower or any guarantors. All rights and remedies of Bank are cumulative and not exclusive and the commencement or partial exercise of any such right or remedy shall not preclude Bank from the exercise of any other right or remedy until the debts evidenced by this agreement and the notes are paid in full. Bank's rights specifically include the right of set off against any obligations owed by Bank to Borrower or any guarantor against the obligations of Borrower and any guarantor to Bank.

     6.03 Arbitration. Subject to any applicable statute of limitations, either Bank or Borrower may require that any controversy or claim arising out of or relating to this agreement (including offsets, defenses and counterclaims, and whether arising in contract or tort) to be settled by arbitration in Portland, Oregon, in accordance with the rules of an arbitration association of national or regional reputation, such as the American Arbitration Association, as supplemented by applicable law, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. One arbitrator and expedited procedures will be used in cases involving claims and counterclaims of less than $500,000. In all other cases, three arbitrators and the general procedures will be used. In all cases, the arbitrator(s) shall be neutral and an active member of the Oregon State Bar. This right to arbitration shall supplement, and shall not be in derogation of, Bank's rights and remedies upon the default of Borrower. Bank may exercise setoff, repossession and nonjudicial foreclosure and disposition rights and remedies before, during and after arbitration and may apply to the arbitrator(s) or to a court having jurisdiction for orders appointing a receiver for the collateral and proceeds or granting injunctive relief and provisional remedies to protect the collateral and proceeds during the pendency of the arbitration. The fees, costs and expenses of the arbitration panel shall be shared equally between Borrower and Bank.

                            Article 7--Miscellaneous

     7.01 Participations. Bank shall have the unconditional right to sell participation interests in the credit facilities provided under this agreement, the notes, the other loan documents and the collateral.

     7.02 No Borrower Assignment. Borrower shall not have the right to assign its rights or obligations under this agreement or the notes and any attempted assignment also shall be a default by Borrower.

     7.03 Costs. Borrower will pay upon Bank's demand all costs and expenses, including reasonable attorney fees of up to $2,500, incurred by Bank in preparing this agreement and the other loan documents, and all costs and expenses, including reasonable attorney fees, in administration of the credit facilities to be provided under this agreement. In the event attorney fees and costs are incurred to enforce the provisions of this agreement or the other loan documents, the prevailing party in a civil action or proceeding (or any appeal) shall be entitled to an award for costs and expenses with such costs and expenses to include reasonable attorney fees and the costs and expenses to include reasonable attorney fees and the costs of title insurance and foreclosure reports, environmental surveys and reports and search costs at UCC filing offices. If no civil action or similar proceeding is started but Bank has incurred such costs and expenses, then Borrower will reimburse Bank for the actual amount thereof.

     7.04 Successors and Assigns. Subject to the foregoing restrictions on Borrower assignment, this agreement, the notes and the other loan documents shall bind and inure to the benefit of the respective successors and assigns of Borrower and Bank.

     7.05 Integration; Construction.

          .01 This agreement, the notes and the other loan documents are intended as the complete and final expression of the agreement of the parties as to the credit facilities provided hereunder and may not be contradicted or supplemented by any evidence of any prior agreement or of a contemporaneous oral agreement.

          .02 This agreement, the note and the other loan documents are intended to complement and supplement one another. However, in the event of a direct conflict in terms or conditions, the terms and conditions of this agreement shall govern those contained in the other loan documents.

     7.06 Selection of Law. Borrower and Bank have selected Oregon law, except for any of its choice of law provisions which would make the law of another jurisdiction applicable, to govern the construction and enforcement of this agreement, the notes and the other loan documents.

     7.07 Jurisdictional Consent. Borrower hereby submits to the jurisdiction of any state or federal court sitting in Portland, Oregon, in any action or proceeding relating to this agreement, the notes and the other loan documents and hereby waives any claim that such a forum is inconvenient or that there is a more convenient forum.

     7.08 Savings Clause. If any term of this agreement, the notes or the other loan documents is hereafter determined to be illegal or unenforceable, that term will be deemed deleted without invalidating the remaining terms. In the event that (i) the amount of interest and fees payable by Borrower under the notes is later determined to be usurious and (ii) Borrower is not prohibited from pleading the defense of usury or maintaining any action thereon or therefor, any such interest in excess of the maximum allowable rate automatically shall be deemed to have been applied to principal.

     7.09 Communications. All communications required or permitted under this agreement shall be delivered either personally, electronically via computer modem, telephone facsimile transmission or messenger delivery service where a receipt showing the time of transmission or delivery is obtained.

     7.10 Captions. The captions are only for convenient reference and are not a part of this agreement.

     7.11 Recitals. The recitals are incorporated into this agreement by this reference.

     7.12 Waiver and Estoppel. No waiver of any default or performance of any term or condition of this agreement shall constitute or be construed as a waiver of the term or condition or of any other or subsequent default. The forbearance or other failure of Bank to exercise any right or remedy upon Borrower's default shall be deemed to be a waiver of the default or Bank's rights and remedies nor shall it be deemed to be grounds for the claim of estoppel.

     7.13 Statutory Statement. Under Oregon law, most agreements, promises and commitments made by a financial institution after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the financial institution to be enforceable.

THE HONGKONG AND SHANGHAI               COLUMBIA SPORTSWEAR COMPANY
BANKING CORPORATION LIMITED


By   D. DEW                             By     BLAKE H. LARSEN
  ---------------------------------       -------------------------------------
  D. Dew                                  Blake H. Larsen, Chief
  Senior Vice President                   Financial Officer

HongkongBank
The Hongkong and Shanghai Banking Corporation
Portland Branch
900 S.W. 5th Avenue, Suite 1550, Portland, Oregon  97204




Mr. Timothy P. Boyle
President & CEO
Columbia Sportswear Company
6600 N Baltimore
Portland, OR  97283-0239                                         15 August 1996

Dear Tim

BANKING FACILITIES

We are pleased to advise that The Hongkong and Shanghai Banking Corporation Limited is willing to amend and continue certain credit facilities to Columbia Sportswear Company, subject to the following terms and conditions and subject to the completion of additional documentation satisfactory to the Bank:

1.   Borrower:

     Columbia Sportswear Company (the "Borrower").

     Lender:

     The Hongkong and Shanghai Banking Corporation Limited (the "Bank").

2.   Facility:

     Combined Limit: Uncommitted USD45,000,000 within which

          a) Import Line of Credit to issue Documentary Letters of Credit on a Sight Basis: Up to a maximum of USD45,000,000; and

          b)   Revolving Line of Credit: Up to a maximum of USD25,000,000.

3.   Purpose:

     Import Line of Credit:   To finance the purchase of apparel
                              and/or footwear from overseas
                              suppliers.

     Revolving Line of Credit:     To provide working capital
                                   support for Borrower.

Columbia Sportswear Company
Page 2 of 9
15 August 1996


4.   Interest Rate:

     The Borrower will have two options for interest rates under the Revolving Line of Credit. The options are as follows:

          a)   Fixed Rate Interest:

               The Fixed Rate Interest Rate shall be calculated at a rate equal at all times to the Bank's Cost of Funds plus 0.35% per annum calculated on a 360 day accrual basis.

               Rates may be fixed for periods of 30 days, 60 days, 90 days, 120 days or 180 days. Cost of funds is defined as the Bank's cost of borrowing in the domestic interbank market for the term requested plus any applicable reserves, taxes, or other expenses relating to the transaction.

          b)   Floating Interest Rate:

               The Floating Interest Rate shall be calculated at a rate equal at all times to Prime Rate, subject to fluctuation, minus 2% per annum and calculated on a 365 day accrual basis.

               "Prime Rate" means for any day, the rate of interest publicly announced by Marine Midland Bank at its principal new York City office as its Prime Rate and in effect for such day. Prime Rate is a base rate for calculating interest on certain loans and is not necessarily the lowest rate offered by the Bank to any one customer or any particular group of customers. Any change in the interest rate on this note resulting from a change in Marine Midland Bank's Prime Rate shall be effective on the date of such change.

5.   Prepayment Penalty:

     Borrower may incur a penalty on prepayment of funds which have been advanced at fixed interest rates. The amount of such penalty would be equal to the cost to the Bank in placing the prepaid funds with another Borrower.

     Borrower may prepay funds advanced at the floating rate without incurring a penalty.

Columbia Sportswear Company
Page 3 of 9
15 August 1996

6.   Repayment Terms:

     The maximum term for Documentary Letters of Credits is 365 days.

     The Import Line of Credit is not intended to be nor shall it constitute any obligation or commitment on the part of the Bank to issue any Documentary Letter of Credit under such line.

     Borrower may request the Bank to advance funds under the Revolving Line of Credit with maturity dates not to exceed 31 December 1997.

     The Revolving Line of Credit is not intended to be nor shall it constitute any obligation or commitment on the part of the Bank to fund any loan under such line.

7.   Availability:

     Fixed rate loans shall be available for minimum draws of USD500,000.

     Outstandings under the Revolving Line of Credit shall not exceed the lessor USD25,000,000 or the following sum: a) 90% of Borrower's accounts receivable; plus b) 50% of Borrower's inventories; less c) any outstanding, interest-bearing liabilities.

     Borrower's availability under the Revolving Line of Credit shall be calculated by applying the above referenced formula to Borrower's monthly financial statements.

     Notwithstanding the above, advances under the Line of Credit shall be made at the Bank's sole discretion.

8.   Fees:

     a) Issuance of Documentary Credits (Sight basis): 1/24% per month of the face amount of credit (minimum of USD35).

     b)   Negotiation of drawings under Documentary Credits: USD45 flat.

     c) Amendments to Documentary Credits which increase the amount or extend the term of a credit:
               1/24% per month of the face amount of credit (minimum USD35).

Columbia Sportswear Company
Page 4 of 9
15 August 1996

     d)   All other amendments:
               USD35 flat.

     e) Tariff rates shall apply to out of pocket expenses (see enclosed fee schedule).

9.   Evidence of Indebtedness:

     Prior to the extension of the Facility, Borrower shall execute such documentation as the Bank may reasonably request to evidence and secure the banking facility.

     Documentation will be prepared by the Bank's legal counsel and will contain other terms, conditions, representations, warranties and other covenants, considered by the Bank (and its counsel) as normal for a transaction of this nature.

     Borrower acknowledges that the Bank has previously advanced credit to Borrower and documents evidencing such indebtedness continue in effect with amendments thereto.

10.  Facility Review:

     A review of facilities may be initiated by the Bank from time to time and Borrower shall be requested to supply additional information to facilitate such review. The next review is scheduled for July 1997. As this facility has been extended on an uncommitted basis, the above mentioned review process does not imply a renewal, and the facility shall at all times be subject to satisfactory review at least annually.

11.  Insurance:

     Borrower must maintain at its expense fire and extended coverage insurance, general hazard insurance (if such insurance is different from and available separately from fire and extended coverage insurance), business interruption insurance, workers compensation insurance, public liability and property damage insurance, with all such insurance to be issued by such insurers, in coverage amounts and with such deductibles and other terms and conditions as are consistent with trade standards and are reasonably acceptable to the Bank. Generally, the Bank will require public liability and property damage coverage in a combined single incident amount of not less than the amount deemed prudent by the Bank and fire insurance coverage of not less than the full insurable value of all of the real and tangible personal property of Borrower.

Columbia Sportswear Company
Page 5 of 9
15 August 1996

     Borrower will provide to the Bank copies of insurance policies or, if approved by the Bank, certificates of such insurance issued by the carriers or their authorized agent and proof that premiums have been prepaid upon the Bank's request.

12.  Credit Information:

     a) Within 120 days after the close of each fiscal year, Borrower shall provide the Bank, at Borrower's expense, with a 12 month financial statement audited by an independent certified public accountant in accordance with Generally Accepted Accounting Principles consistently applied and consisting of balance sheets, profit and loss statements, and statements of cash flows.

     b) In addition, Borrower shall, at Borrower's expense, make available to the Bank, within 30 days of month end, monthly financial statements and operating statements prepared on an accrual basis.

     c) Borrower shall, at Borrower's expense, make available to the Bank, within 45 days of quarter end, quarterly financial statements and operating statements prepared on an accrual basis.

     d) Quarterly and annual statements shall be accompanied by the certificate of Borrower's Chief Financial Officer that such officer has reviewed the Loan Agreement and that to such officer's knowledge either i) Borrower is not in default under the agreement or ii) Borrower is in default under the agreement only by reason of the events specified in such Officer's certificate.

13.  Covenants:

     The following covenants, in effect since September 1995, were adopted and/or amended from the Loan Agreement between the Borrower and Massachusetts Mutual Life Insurance Company, which matured 30 June 1996. The covenants shall be temporarily maintained until such time that the new covenants being negotiated with Wells Fargo Bank are finalized and in effect:

     a) Borrower's Debt to Equity shall not exceed 1.50:1 at the end of any fiscal year;

Columbia Sportswear Company
Page 6 of 9
15 August 1996

     b) Borrower's total interest-bearing debt shall not exceed 90% of Accounts Receivable plus 50% of Inventory at the end of any month;

     c) Borrower shall maintain a minimum current ratio of 1.30:1 at the end of any fiscal quarter;

     d) Borrower shall maintain a minimum tangible net worth of USD50,000,000 at the end of any fiscal quarter;

     e) Borrower shall maintain working capital (defined as total current assets less total current liabilities) of not less than USD35,000,000 at the end of any fiscal quarter;

     f) Dividends paid by Borrower shall not exceed amounts needed by shareholders to meet Subchapter S tax payments plus 50% of adjusted net income;

     g) Copies of compliance certificates and event of default certificates which may be called for under the Loan Agreement currently under negotiation between Borrower and Wells Fargo Bank will be required; and

     h) Facilities granted by the Bank will at all times rank pari passu with other senior lenders.

14.  Loan Expenditure:

     Borrower shall bear all reasonable costs and expenses involved in this facility including but not limited to all legal fees up to a maximum of USD1,000, charges for company searches and UCC filing fees.

15.  Additional Documents:

     Borrower agrees to execute such additional documents as may be reasonably requested by the Bank to accomplish the purpose of this facility letter.

16.  No Assignment:

     The facility hereunder is made to Borrower and may not be assigned or otherwise transferred without the prior written consent of the Bank.

Columbia Sportswear Company
Page 7 of 9
15 August 1996

17.  Transfer:

     The Bank retains the right to transfer any or all facilities to its Cayman Island Branch or any other HSBC Group office as it so desires.

18.  Reliance on Information:

     This facility is granted with reliance on information provided by Borrower in the application and other supporting documents. In the event that this information should prove to be inaccurate or substantially incomplete, or if Bank determines in its sole discretion that there has been a material adverse change in the financial condition or management of Borrower, Bank may elect to terminate this entire facility.

19.  Representations Regarding Materially Adverse Agreement; Performance:

     A. Agreements. Borrower is not a party to or subject to any material agreement or instrument or charter or other internal restriction materially adversely affecting the business, properties, assets, operations or condition (financial or otherwise) of Borrower.

     B. Performance. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual Obligation of Borrower and no condition exists which, with the giving of notice of the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of Borrower.

20.  Other Conditions:

     Checks deposited to any Borrower's account with Bank will be subject to the following holds:

          Local checks - One (1) business day (defined as Oregon and
          Washington).

          Out of state checks - Three (3) business days (defined as all other areas).

Columbia Sportswear Company
Page 8 of 9
15 August 1996

21.  Statutory Disclosure:

     By Oregon Statute (ORS41.580) the following disclosure is required: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY A LENDER TO BE ENFORCEABLE.

     All instruments and documents and the satisfaction of any other requirement in this facility letter must be in a form acceptable to the Bank.

We enclose a brochure detailing the implications of ORS41.580.

Please signify your agreement to this facility letter by signing and returning to us the original. Please ensure that you make a copy for your records. Before doing so, please read this letter carefully and if there is any matter which you do not understand or wish to discuss, please do not hesitate to contact the undersigned at the number listed.

This facility letter shall expire unless accepted by 30 August 1996. This facility letter replaces and supersedes all previous facility letters which are hereby cancelled. This facility letter is, however, an amendment to past facilities extending financing.

Yours sincerely


L R Todd
Senior VP and Manager

Columbia Sportswear Company
Page 9 of 9
15 August 1996



I have read, understood, agree and accept the terms and conditions outlined in this Banking Facilities Letter.

BORROWER: Columbia Sportswear Company


By:     TIMOTHY P. BOYLE                                 8/21/90
   -------------------------------------     ----------------------------------
          Timothy P. Boyle                                Date
          President and CEO

HongkongBank
The Hongkong and Shanghai Banking Corporation
Portland Branch
900 S.W. 5th Avenue, Suite 1550, Portland, Oregon  97204




Mr. Timothy P. Boyle
President & CEO
Columbia Sportswear Company
6600 N Baltimore
Portland, OR  97283-0239                                       08 November 1996

Dear Tim

BANKING FACILITIES

We are pleased to advise that The Hongkong and Shanghai Banking Corporation Limited is willing to amend certain credit facilities to Columbia Sportswear Company which were originally outlined in our Banking Facilities Letter dated 15 August 1996. Such a change is subject to the following terms and conditions and subject to the completion of additional documentation satisfactory to the Bank.

Specifically, we agree to amend the facility amount as follows:

2.   Facility:

     Combined Limit:     Uncommitted USD60,000,000 (increased from
                         USD45,000,000) within which:

          a) Import Line of Credit to issue Documentary Letters of Credit on a Sight Basis: Up to a maximum of USD45,000,000 (Unchanged); and

          b) Revolving Line of Credit: Up to a maximum of USD25,000,000 (Unchanged).

Additionally, per Section 13, Covenants, we have incorporated the financial covenants as established in the recently negotiated credit agreement between Columbia Sportswear Company and Wells Fargo Bank.

This facility letter is an amendment only to sections 2 and 13 of the previous facility letter extending financing. All other terms and conditions outlined in our Banking Facilities Letter dated 15 August 1996 remain in full force and effect.

(continued)

Columbia Sportswear Company
Page 2 of 2
08 November 1996

Please signify your agreement to this facility letter by signing and returning to us the original. Please ensure that you make a copy for your records. Before doing so, please read this letter carefully and if there is any matter which you do not understand or wish to discuss, please do not hesitate to contact the undersigned at the number listed.

Yours sincerely,



L R Todd
Senior VP and Manager



I have read, understood, agree and accept the terms and conditions outlined in this Banking Facilities Letter.

BORROWER: Columbia Sportswear Company


By:   TIMOTHY P. BOYLE                                    11/15/96
   -------------------------------------     ----------------------------------
      Timothy P. Boyle                                      Date
      President & CEO

HSBC Corporate Banking
The Hongkong and Shanghai Banking Corporation Limited
New York Branch: 140 Broadway, New York, NY 10005-1196


14 November 1997

Columbia Sportswear Company
6600 N Baltimore
Portland, OR  97283-0239

Attention:  Mr. Timothy P. Boyle
            President & CEO

Dear Mr. Boyle:

BANKING FACILITIES

We are pleased to advise you that The Hongkong and Shanghai Banking Corporation Limited is willing to continue to provide certain credit facilities to Columbia Sportswear Company, subject to the following terms and conditions:

BORROWER       Columbia Sportswear Company ("Borrower").

LENDER         The Hongkong and Shanghai Banking Corporation Limited ("Bank").

FACILITY       Combined Limit (CBL01)                       USD60,000,000
               - within which:
               a. Import Line (IMP01)                      (USD45,000,000)
                  for sight DCs
               b. Import Cash Limit (IMC01)                (USD45,000,000)
                  for Trust Receipts (T/R)
               C. Revolving Loan (RLN01)                   (USD25,000,000)
               Total                                        USD60,000,000

PURPOSE        a.   To finance the purchase of apparel and/or footwear from
                    overseas suppliers.
               b.   To reflect the underlying transaction risk when Bank does
                    not control documents of title to underlying goods.
               c.   To provide working capital support for Borrower.

INTEREST       The Borrower will have two options for interest
RATE           rates under the Revolving Line of Credit.  The
               options are as follows:

               1) Fixed Rate Interest:
                  Fixed Rate Interest shall be calculated at a rate equal at all times to the Bank's Cost of Funds (COF) plus 0.35% per annum calculated on a 360 day accrual basis.

                  Rates may be fixed for periods of 30 days, 60 days, 90 days, 120 days or 180 days. Cost of

                  Funds is defined as the Bank's cost of borrowing in the domestic interbank market for the term requested plus any applicable reserves, taxes, or other expenses relating to the transaction.

               2) Floating Interest Rate:

                  The Floating Interest Rate shall be calculated at a rate equal at all times to Prime Rate, subject to fluctuation, minus 2% per annum and calculated on a 365 day accrual basis.

                  Prime Rate means the rate of interest per annum publicly announced by Marine Midland Bank at its New York City office from time to time as its prime rate and is a base rate for calculating interest on certain loans. Any change in the interest on these facilities resulting from a change in Marine Midland Bank's Prime Rate shall be effective on the date of such change.

PENALTY        2.0% p.a. over the rate of interest otherwise
INTEREST       applicable to these advances.

REPAYMENT      On demand.

               All payments will be automatically debited to the Borrower's Account 000-014472-016 with the Bank.

PREPAYMENT     Borrower may incur a penalty on prepayment of
PENALTY        funds which have been advanced at fixed interest
               rates. The amount of such penalty would be equal to the cost to the Bank in placing the prepaid funds with another Borrower.

               Borrower may prepay funds advanced at the floating rate without incurring a penalty.

REPAYMENT      The maximum term for Documentary Letters of
TERMS          Credit is 365 days, with date of issuance to be
               up to 30 September 1998, with no DC maturing beyond 31 July 1999.

               The Import Line of Credit is not intended to be nor shall it constitute any obligation or commitment on the part of the Bank to issue any Documentary Letter of Credit under such line.

               Borrower may request the Bank to advance funds under the Revolving Line of Credit with maturity dates not to exceed 31 December 1998.

               The Revolving Line of Credit is not intended to be nor shall it constitute any obligation or commitment on the part of the Bank to fund any loan under such line.

SECURITY AND   The Bank shall continue to hold:
COLLATERAL     1)   Optional Advance Time or Demand Grid Note
DOCUMENTATION       dated 26 March 1996.
               2)   Articles of Incorporation of Columbia
                    Sportswear Company.
               3)   Corporate By-laws of Columbia Sportswear
                    Company.
               4)   Continuing Indemnity Agreement dated 3
                    August 1993.
               5)   Continuing Commercial Letter of Credit and
                    Security Agreement dated 12 August 1994.

AVAILABILITY   LIBOR based loans are available in minimum draws
               of USD500,000 for periods of 30, 60, 90 and 180 days. RLN01 is available against a monthly asset base which restricts total interest bearing debt to 60% or 70% of accounts receivable (depending on time of year) plus 60% or 70% of inventory, based on the prior month's financial statement (refer to Financial
               Covenants).

               Borrower's availability under the Revolving Line of Credit shall be calculated by applying the above referenced formula to Borrower's monthly financial statements.

               Notwithstanding the above, advances under the Line of Credit shall be made at the Bank's sole discretion

FEES           DC Issuance:          1/24% per month of the face
                                     amount (minimum of USD35).
               Negotiation/
               Drawings:             USD45 flat.
               Amendments:           1/24% per month on the face
                                     amount to increase the amount
                                     or extend the term of a credit
                                     (minimum USD35).
               Other Amendments:     USD35 flat.

               Tariff rates shall apply to out of pocket expenses.

EVIDENCE OF    Prior to the extension of the Facility, Borrower
INDEBTEDNESS   shall execute such documentation as the Bank may
               reasonably request to evidence and secure the banking facility.

               Borrower acknowledges that the Bank has previously advanced credit to Borrower and documents evidencing such indebtedness continue in effect with amendments thereto.

TENURE This facility is subject to review by 30 September 1998 when we shall require submission of the Borrower's latest reviewed financial information.

INSURANCE      Borrower must maintain at its expense fire and extended coverage insurance, general hazard insurance (if such insurance is different from and available separately from fire and extended coverage insurance), business interruption insurance, workers compensation insurance, public liability and property damage insurance, with all such insurance to be issued by such insurers, in coverage amounts and with such deductibles and other terms and conditions as are consistent with trade standards and are reasonable acceptable to the Bank. Generally, the Bank will require public liability and property damage coverage in a combined single incident amount of not less than the amount deemed prudent by the Bank and fire insurance coverage of not less than the full insurable value of all of the real and tangible personal property of Borrower.

               Borrower will provide to the Bank copies of insurance policies or, if approved by the Bank, certificates of such insurance issued by the carriers or their authorized agent and proof that premiums have been prepaid upon the Bank's request.

FINANCIAL      1.   Within 120 days after the close of each fiscal year,
                    Borrower shall provide the Bank, at Borrower's expense, with a 12 month financial statement audited by an independent certified public account in accordance with Generally
                    Accepted Accounting Principles consistently applied and consisting of balance sheets, profit and loss statements, and statements of cash flows.

               2. In addition, Borrower shall, at Borrower's expense, make available to the Bank, within 30 days of month end, monthly financial statements and operating statements prepared on an accrual basis.

               3. Borrower shall, at Borrower's expense, make available to the Bank, within 45 days of quarter end, quarterly financial statements and operating statements prepared on an accrual basis.

               4. Quarterly and annual statements shall be accompanied by the certificate of Borrower's Chief Financial Officer that such officer has reviewed the Loan Agreement and that to such officer's knowledge either i) Borrower is not in default under the agreement or ii) Borrower is in default under the agreement only by reason of the events specified in such Officer's Certificate.

FINANCIAL      Availability under the revolving loan will be made
COVENANTS      against a monthly borrowing base.  This restricts
               total notes payable, trade accounts payable and bank advances to 60% of A/R plus 60% of inventory
               (70% during May - December).

               This calculation is to be provided to the Bank on a monthly basis, duly certified by the Borrower's Chief Financial Officer.

COSTS AND      Should we require that documentation be prepared
EXPENSES       or reviewed by the Bank's lawyers, all costs, legal
               fees and other out-of-pocket expenses will be for the account of the Borrower. All other costs, including
               UCC charges, costs incurred by the Bank in performing credit checks and other related expenses will be paid by the Borrower.

CONDITIONS     Delivery to the Bank of the documentation as
PRECEDENT      required under "Security and other Collateral
               Documentation" section and other documents that the Bank shall require evidencing the Borrower's power and authority to enter into the transactions described in this Facility Letter.

               Reliance on Information This facility is granted with reliance on information provided by borrower in the application and other supporting document. In the event that this information should prove to be inaccurate or substantially incomplete, or if the Bank determines in its sole discretion that there has been a material adverse change in the financial condition or management of Borrower, Bank may elect to terminate this entire facility.

               Representations Regarding Materially Adverse
               Agreement; Performance:

               A. Agreements. Borrower is not a party to or subject to any material agreement or instrument or charter or other internal restriction materially adversely affecting the business, properties, assets, operations or condition (financial or otherwise) of Borrower.

               B. Performance. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of Borrower and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of Borrower.

GOVERNING LAW  New York State.

Please be advised that your relationship officers are:

          Anastasia Micklethwaite            (212) 658-1403
          Adriana Collins                    (212) 658-5115
                                             (212) 658-2813 (facsimile)

Should you have any matters of an operational nature to discuss, however, we suggest you contact the following officers:

          Customer Services Department
               Barry Zabell              (212) 658-2949
               Liz Chaverria             (212) 658-2954

          Trade Finance Department - for DC/LAI:
               Barbara Henderson         (212) 658-2927

          Loan Operations Department - for RLN:
               David Colberg             (212) 658-2825

Please arrange for authorized signatories of your company, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy of this letter to signify your understanding and acceptance of the terms and conditions under which this uncommitted facility is granted.

This uncommitted facility offer will expire at 5:00 p.m. on 30 November 197 unless we have received a fully executed copy of this letter from your company by such time.

We are pleased to be of continued assistance.

Yours sincerely,


A. Micklethwaite                            A D Collins
Assistant Vice President                    Assistant Vice President
CBU Trade Services                          CBU Trade Services

Confirmed and Accepted:
on behalf of
Columbia Sportswear Company




-----------------------------------
Authorized Signature
Date:   11/24/97
Title:   Pres.
Date:   11/24/97

                         CONTINUING INDEMNITY AGREEMENT










                                     between

                                    COLUMBIA
                               SPORTSWEAR COMPANY




                                       and


              THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED



                                 Dated 8/3, 1993

                         CONTINUING INDEMNITY AGREEMENT


     In consideration of the extension of credit by The Hongkong and Shanghai Banking Corporation Limited (Bank), by Bank's giving its Letter of Indemnity (Indemnity) from time to time upon request by the undersigned (Applicant), pursuant to which Bank shall agree to hold carriers named by Applicant harmless by reason of such carriers releasing Goods without surrender to them of the endorsed Bill of Lading covering the shipment (Shipment) of those Goods. Applicant agrees as follows:

     1.   Indemnification.

          Applicant agrees to indemnify and hold Bank, and the officers, directors, employees, attorneys, agents and affiliates of Bank (Indemnitees) harmless from, and to pay to Bank on demand for, any loss, liability, costs, fees (including attorney's fees), expenses, claims, actions, proceedings or damages incurred by Bank or any Indemnitee by reason of Bank's issuance of an indemnity, or by reason of any action taken or not taken by Bank with respect to any indemnity or any transaction related thereto.

     2.   Commission and Costs.

          (a) Applicant agrees to pay to Bank on demand Bank's usual commission and all charges and expenses incurred by Bank or its correspondents in connection with this Agreement.

          (b) If Applicant fails to pay Bank pursuant to Section 2(a), Applicant shall pay a charge equal to 1-1/2% per month of the amount so due from the date of such demand to the date which Applicant makes payment to Bank.

     3.   Bank's Ownership of Property.

          (a) As security for payment of the Indebtedness (as hereinafter defined), Applicant hereby acknowledges and agrees that Bank is the owner, and shall have an unqualified right to the possession and disposal, of all of the following, regardless of whether released to Applicant on trust or bailee receipt or other form of security agreement: (i) all Goods (including, without limitation, Inventory and Equipment) released to Applicant pursuant to or in connection with this Agreement or any Indemnity, and all property and rights in any way related thereto; (ii) any instruments, including, without limitation, drafts, relating to such Goods; (iii) all shipping documents (including, without limitation, Bills of Lading), warehouse receipts, policies or certificates of insurance and other Documents accompanying or relative to such drafts; and (iv) all Proceeds and Products of all of the foregoing until such time as all of the obligations under this Agreement have been fully paid (the foregoing collectively referred to herein as Collateral). The receipt by Bank or any of Bank's correspondents, at any time of other security of any nature, including cash, shall not be deemed a waiver of any of Bank's rights, specified in this Agreement. "Indebtedness" as used in this Agreement shall mean any and all obligations of Applicant under this Agreement and any and all indebtedness and other liabilities of Applicant to Bank of every kind and character and all extensions, renewals, modifications and replacements thereof, including, without limitation, all unpaid accrued interest thereon and all costs and expenses payable as hereinafter provided: (i) whether now existing or hereafter incurred;
(ii) whether direct, indirect, primary, absolute, secondary, contingent, secured, unsecured, matured or unmatured; (iii) whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred; (iv) whether such indebtedness was originally contracted with Bank or with another or others; (v) whether or not such indebtedness is evidenced by a negotiable or non-negotiable instrument or any other writing; and
(vi) whether such indebtedness is contracted by Applicant alone or jointly or severally with another or others.

          (b) Applicant will hold the Collateral in trust for Bank, for the purpose of selling the Collateral and delivering to Bank immediately on receipt thereof all Proceeds of sale or other disposition of the Collateral, to be applied by Bank to the payment of Indebtedness. If such Proceeds consist of Instruments or Chattel Paper, they shall not be so applied until fully paid. Bank may, in its sole discretion, at any time sell or discount any such Instrument or Chattel Paper and apply the net Proceeds thereof conditionally upon final payment of such Instrument or Chattel Paper. Bank shall have full power and authority to compromise and collect such Proceeds in its own name or in that of Applicant, but shall be under no duty to do so, or to take any steps necessary to preserve rights against prior parties.

          (c) Applicant agrees that Bank may at any time cancel the trust and take possession of the Collateral, including without limitation: (i) Goods, manufactured or non-manufactured (until the sale and delivery of the Goods to a bona fide purchaser pursuant to a sale authorized by Bank, and Applicant's receipt of the Proceeds of such sale); (ii) Documents relating to such Goods; and (iii) Proceeds of any sale, wherever such Goods, Documents or Proceeds may be found.

     4.   Matters Pertaining to Issuance of an Indemnity.

          (a) If an Indemnity is issued for a Shipment that is financed by letter of credit (Letter of Credit), Applicant authorizes Bank to honor any and all drafts under such Letter of Credit covering the Shipment, even if the accompanying Documents do not in all respects conform to the requirements of such Letter of Credit or certain Documents do not accompany the draft or drafts. Applicant agrees that any such discrepancy or omission in the accompanying Documents shall in no way affect Bank's rights against Applicant under this Agreement or any other agreement between Bank and Applicant.

          (b) If an Indemnity is issued for a Shipment that is not financed by Letter of Credit, Applicant authorizes Bank to honor any drafts covering such Shipment, even if the conditions for honor have not been complied with due to some deficiency or variation in the Documents or Goods relating to such Shipment.

          (c) Application will, immediately on receipt of the original Bill(s) of Lading, arrange for the prompt release or return to Bank of the Indemnity issued pursuant to this Agreement, which relates to such Bill(s) of Lading. If an Indemnity is not released within 60 days from the date of Bank's issuing such Indemnity, or such shorter time as Bank may request, Applicant shall, at Bank's request, deliver to the carrier company or its agent a bond issued by an independent surety company to replace the Indemnity, and shall request such carrier company or its agent to return such Indemnity or to confirm that it has been cancelled. Notwithstanding any other provision of the Agreement, in order to obtain the release of an indemnity, Bank may send to a carrier company any documents remitted to Bank directly from overseas.

          (d) Applicant agrees that Bank and any of Bank's correspondents may receive and accept, as Bills of Lading, any Documents issued or purporting to be issued by or on behalf of any carrier which acknowledge receipt of Goods for transportation, whatever the specific provisions of such Documents. The date of each such Document shall be deemed the date of shipment of the property mentioned therein; each such Document shall be deemed if order if such date is within the time limit fixed by the relevant agreement pursuant to which such Shipment was financed (a copy of any such agreement being previously delivered to Bank by Applicant).

          (e) Bank is authorized to accept instructions from Applicant, relating to the issuance of an indemnity, in writing or orally, including, without limitation, by telephone. Each oral request for an indemnity shall be conclusively presumed to be made by a person authorized by Applicant to do so, and the issuance of an indemnity as herein provided shall conclusively establish Applicant's obligations hereunder.

          (f) If Bank issues, or takes action respecting, an indemnity pursuant to any communication of any kind from Application, then the provisions of this Agreement shall apply to such indemnity or such action, notwithstanding any lack of reference to the Agreement in such communications.

          (g) Neither Bank, nor Bank's correspondents, shall be responsible, and neither shall incur liability, for any matter respecting any Goods or the Documents relating to such Goods, issued in connection with this Agreement, including, without limitation, the existence, character, quality, quantity, condition, packing, value, or delivery of the Goods released to Applicant pursuant to the Agreement: any difference in character, quality, quantity, condition, or value of the Goods from that expressed in Documents; the validity, sufficiency or genuineness of Documents, even if such Documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which any Shipment is made, partial or incomplete Shipment, or failure or omission to ship any or all of the Goods referred to in any Shipment; the character, adequacy, validity or genuineness of any insurance, the solvency or responsibility of any insurer, or any other risk connected with insurance; a deviation from instructions, delay, default or fraud by a carrier or anyone else in connection with any Goods or the shipping thereof; the solvency, responsibility or relationship to the Goods of any party issuing any Documents in connection with the Goods; delay in arrival or failure to arrive of either the Goods or any of the Documents relating thereto; delay in giving or failure to give notice of arrival or any other notice; any breach of contract between the carriers or vendors and Applicant; failure of any draft to bear any reference or adequate reference to the relevant Shipment; or failure to send forward Documents apart from drafts as required by the terms of any Shipment, or to accompany the drafts by a certificate that Documents have been sent.

          (h) In furtherance and extension and not in limitation of the specific provisions set forth in this section, Applicant agrees that Bank and Bank's correspondents shall incur no liability with respect to any action taken or not taken in good faith by Bank or by any of Bank's correspondents under or in connection with any Shipment, or the relevant drafts, Documents or Goods, and that any such action taken or not taken such be binding on Applicant.

     5. Representations and Covenants.

          (a) Applicant represents and warrants that Applicant is authorized to enter into this Agreement.

          (b) So long as this Agreement is in effect, Applicant will furnish to Bank financial statements in such form and at such intervals as Bank shall request, and will keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete books and records.

          (c) Applicant will pay to Bank, on demand, all costs and expenses of every kind paid or incurred by Bank or any of Bank's correspondents in connection with this Agreement, in enforcing this Agreement, or in realizing upon or protecting any Collateral "Costs and expenses" as used in the preceding sentence shall include, without limitation, the actual attorneys' fees incurred by Bank in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence. Payment of all sums referred to in this paragraph is secured by all Collateral held by Bank.

          (d) Applicant will furnish to Bank such additional collateral as Bank may from time to time request as security for the Indebtedness. If Bank in its sole discretion and at any time or from time to time determines that the liquidation value of the Collateral held by it is or has become inadequate, Applicant will immediately on demand (i) deliver to Bank additional collateral of a kind and value satisfactory to Bank, or (ii) make payments of Indebtedness sufficient to cause the relationship of the liquidation value of Collateral Indebtedness (including Indebtedness for which a commitment to lend exists) to become satisfactory to Bank.

          (e) Applicant will furnish to Bank any information which Bank may reasonably request with respect to any financial statement, or like document, or security agreement relating to Applicant or to any of Applicant's property. Without Bank's prior written consent, Applicant will not enter into any security agreement or file or present to be filed in any public office any financing statement naming Applicant as debtor and not naming Bank as secured party, which creates a security interest in (i) any property released to Applicant pursuant to this Agreement; or (ii) in any of Applicant's after-acquired property, other than Accessions and Fixtures to items of specific property.

          (f) Applicant will execute and deliver to Bank such trust receipts, security agreements, financing statements, amendments, extensions, assignments and other documents and do such other things relating to any security interest as Bank may request.

          (g) Applicant will insure the Collateral against risks, in coverage, form and amount, and by insurer, satisfactory to Bank, and, at Bank's request, will cause each policy to be payable to Bank as a named insured or loss payee, as its interest may appear and deliver each policy or certificate of insurance to Bank. Bank may receive and accept as documents of insurance either insurance policies or insurance certificates.

          (h) Applicant will at all times hold the Collateral separate and apart from Applicant's property, and will cause such separation to be reflected in all its records.

     6.   Events of Default and Remedies.

          (a) Any of the following events or conditions shall constitute an event of default (Event of Default) hereunder: (i) nonpayment, when due, whether by acceleration or otherwise, of principal of or interest on any Indebtedness, or default by Applicant in the performance of any obligation, covenant, term or condition of this Agreement or any other agreement between Applicant and Bank;
(ii) death or judicial declaration of incompetency of Applicant, if any individual; (iii) the filing by or against Applicant of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (iv) the making of any general assignment by Applicant for the benefit of creditors; Applicant shall have made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; the appointment of a receiver or trustee for Applicant or for any assets of Applicant, including, without limitation, the appointment of or taking possession by a "custodian", as defined in the Federal Bankruptcy Code; the making of any, or sending notice of any intended, bulk sales; or the institution by or against Applicant of any type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of, Applicant; (v) the sale, assignment, transfer or delivery of all or substantially all of the assets of Applicant; the cessation by Applicant as a going business concern, the entry of judgment against Applicant, other than a judgment for which Applicant is fully insured, if ten days thereafter such judgment is not satisfied, vacated, bonded or stayed pending appeal; or if Applicant is generally not paying Applicant's debts as such debts become due;
(vi) the occurrence of any event described in paragraph 6(a)(ii), (iii), (iv) or
(v) hereof with respect to any indorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any Indebtedness (Third Party), or the occurrence of any such event with respect to any general partner of Applicant, if Applicant is a partnership; (vii) if any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Applicant or any Third Party, pursuant to or in connection with this Agreement, or otherwise (including, without limitation, representations and warranties continued herein), or as an inducement to Bank to extend any credit to or to enter into this or any other agreement with Applicant, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or to have omitted any substantial contingent or unliquidated liability or claim against Applicant or any such Third Party; or, if upon the date of execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed in writing to Bank at or prior to the time of such execution; (viii) nonpayment by Applicant when due of any indebtedness for borrowed money owing to any third party, or the occurrence of any event which could result in acceleration of payment of any such indebtedness; or (ix) the reorganization, merger or consolidation of Applicant (or the making of any agreement therefor) without the prior written consent of Bank.

          (b) Bank, at its sole election, may declare all or any part of any indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration, all such demands and notice being hereby expressly waived) upon the happening of any Event of Default (other than an Event of Default under either paragraph 6(a)(iii) or (iv) hereof), or if Bank in good faith believes that the prospect of payment of all or any part of the indebtedness or performance of Applicant's obligations under this Agreement or any other agreement now or hereafter in effect between Applicant and Bank is impaired. All or any part of any Indebtedness not payable on demand shall be immediately due and payable without demand or notice of any kind upon the happening of one or more Events of Default under paragraph 6(a)(iii) or (iv) hereof. The provisions of this paragraph are not intended in any way to affect any rights of Bank with respect to any Indebtedness which may now or hereafter be payable on demand.

          (c) Applicant agrees that any notice of sale, disposition or other intended action with respect to the Collateral or otherwise which is required by law and which is given at least five (5) days prior to such action shall constitute reasonable notice to Applicant. Upon the existence or occurrence of an Event of Default, Bank may require Applicant to assemble the Collateral and make it available to Bank at a place or places designated by Bank, and Bank may use and operate the Collateral.

          (d) Bank's rights and remedies under this Agreement shall be those of a secured party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Applicant and Bank, and to those rights otherwise available at law or equity.

     7.   Miscellaneous.

          (a)(i) As further security for payment of the obligations arising under this Agreement, Applicant hereby grants to Bank a security interest in and lien on any and all property of Applicant which is or may hereafter be in the possession or control of Bank in any capacity or of any third party acting on its behalf, including, without limitation, all deposit and other accounts and all moneys owed or to be owed by Bank to Applicant; and with respect to all of such property,

Bank shall have the same rights hereunder as it has with respect to the Collateral; (ii) without limiting any other right of Bank, whenever Bank has the right to declare any of the obligations under this Agreement to be immediately due and payable (whether or not it has so declared). Bank at its sole election may set off against the obligations any and all moneys then or thereafter owed to Applicant by Bank in any capacity, whether or not the obligation to pay such moneys owed by Bank is then due, and Bank shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on Bank's records subsequent thereto.

          (b) All payments to be made to Bank under this Agreement shall be immediately available funds.

          (c) No course of dealing between Applicant and Bank and no delay or omission by Bank in exercising any right or remedy hereunder or with respect to any obligation arising under this Agreement shall operate as a waiver thereof or of any other right or remedy hereunder, under any document or instrument executed in connection with or as security for the Indebtedness, at law or in equity, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Bank may remedy any default by Applicant hereunder or with respect to any obligation in any reasonable manner without waiving the default remedies and without waiving any other prior or subsequent default by Applicant. All of Bank's rights and remedies hereunder are cumulative.

          (d) The rights and remedies of Bank hereunder shall, if Bank so directs, inure to any party acquiring any interest in all or any part of this Agreement.

          (e) Bank and Applicant as used herein shall include the respective heirs, executors or administrators, legal representatives, beneficiaries, trustees or successors or assigns, of those parties.

          (f) If more than one party executes this Agreement, the term "Applicant" shall include each as well as all of them, and their obligations, representations, covenants, warranties and indemnities hereunder shall be joint and several.

          (g) Bank shall have no obligation to issue any indemnity, the issuance of any indemnity being in Bank's sole and absolute discretion. This Agreement shall remain in full force and effect until an appropriate officer of Bank shall actually receive from Applicant written notice of its discontinuance; provided, however, this Agreement shall remain in full force and effect thereafter until
(i) all of Applicant's outstanding obligations under this Agreement, or obligations contracted or committed for (whether or not outstanding before the receipt of such notice by Bank, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full, and
(ii) all of Applicant's covenants and obligations hereunder and under any other document, instrument or agreement at any time evidencing, securing or in any way relating to the Indebtedness, have been performed and satisfied in full, as determined in Bank's sole and absolute discretion.

          (h) The obligations hereunder shall continue in force, notwithstanding any change in the membership of Applicant, if a partnership, whether arising from the death or retirement of one or more partners of the accession of one or more new partners.

          (i) No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement subscribed by Applicant and a duly authorized officer of Bank.

          (j) Captions of the paragraphs of this Agreement are solely for the convenience of Bank and Applicant, and are not an aid in the interpretation of this Agreement.

          (k) All terms, unless otherwise defined in this Agreement, shall have the definitions set forth in the Uniform Commercial Code adopted in Oregon, as the same may from time to time be in effect.

          (l) THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN NEGOTIATED AND ENTERED INTO IN, AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          (m) THE APPLICANT IRREVOCABLY AGREES THAT, SUBJECT TO THE BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY LETTER OF CREDIT, OR ANY DOCUMENTS SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF PORTLAND, STATE OF OREGON. THE APPLICANT HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE APPLICANT AND AGREES THAT ALL SUCH SERVICE OR PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE APPLICANT AT THE ADDRESS REFLECTED IN THE BANK'S RECORDS OR IN ANY OTHER MANNER PERMITTED BY LAW. THE APPLICANT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE APPLICANT BY THE BANK IN ACCORDANCE WITH THIS PARAGRAPH.

          (n) THE APPLICANT AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY LETTER OF CREDIT, OR ANY DOCUMENTS OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, ANY LETTER OF CREDIT OR ANY DOCUMENTS, AND AGREE THAT

ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE APPLICANT REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THIS WAIVER OF JURY TRIAL. THE APPLICANT ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT IN RELIANCE UPON, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.


                                   Applicant:






                                   Blake H. Larsen
                                   --------------------------------------------

                                   BLAKE H. LARSEN
                                   --------------------------------------------

                                   Chief Financial Officer
                                   --------------------------------------------
                                   Columbia Sportswear Company
                                   6600 N. Baltimore
                                   Portland, OR  97203

                            CORPORATE ACKNOWLEDGMENT


STATE OF OREGON               )
                              ) SS.
COUNTY OF MULTNOMAH           )

     On this 3rd day of August, in the year 1993 to be personally known came Blake Larsen, who being by me duly sworn, did depose and say that (s)he resides in Portland, Oregon; that (s)he is the CFO of Columbia Sportswear, the corporation described in, and which executed, the within instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that (s)he signed his name thereto by like order.


                                        SAMANTHA COLLETTE KAISER
                                        ---------------------------------------
                                        Notary Public


                           PARTNERSHIP ACKNOWLEDGMENT


STATE OF OREGON               )
                              ) SS.
COUNTY OF MULTNOMAH           )

          On this _______ day of ____________, in the year 19__
_________________ before me personally came _________________________, to be known to be a partner in the partnership described in and which executed the foregoing instrument, and acknowledged to me that such partnership executed the same.


                                        ---------------------------------------
                                        Notary Public

                            INDIVIDUAL ACKNOWLEDGMENT


STATE OF OREGON               )
                              ) SS.
COUNTY OF MULTNOMAH           )

          On this _______ day of ____________, in the year 19__ ________________
to me personally came _________________________, to be known to be the person described in and who executed the foregoing instrument, and acknowledged to me that such partnership executed the same.


                                   --------------------------------------------
                                   Notary Public

                    OPTIONAL ADVANCE TIME OR DEMAND GRID NOTE
                             Variable Interest Rate

Promissory Note ____                                           Portland, Oregon
  #960006                                                        26 MARCH, 1996

     FOR VALUE RECEIVED, the undersigned (jointly and severally, if the undersigned be more than one) promise(s) to pay to the order of THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (Bank), on demand or when due as provided herein, at its Office at Portland, Oregon, the aggregate unpaid principal amount of all advances made by the Bank to the undersigned from time to time, as evidenced by the inscriptions made on the schedule on the reverse side hereof or any continuations thereof (Schedule) or, at the Bank's option, on the records of the Bank, together with interest on each advance at a variable per annum rate equal to the prime rate as defined below, LESS 2%.

     All advances, the due dates thereof and all payments of principal made on this Note may be inscribed by the Bank on the Schedule or, at the Bank's option, on its records. Each advance shall be payable on the earlier of (a) the due date thereof or on demand, as inscribed by the Bank on the Schedule or, at the Bank's option, on its records, or (b) ninety-two (92) days after the date upon which such advance is made.

     The Bank will endeavor (but shall be under no obligation) to send to the undersigned written confirmation of the due date of each advance, but any failure to do so shall not relieve the undersigned of the obligation to repay the advance when due. Unless the undersigned shall object to such confirmation in writing within three (3) days after receipt thereof, such confirmation shall be prima facie evidence of the facts stated therein.

     Each entry set forth on the Schedule or on the Bank's records shall be prima facie evidence of the facts so set forth, except for any such facts as to which the Bank has sent to the undersigned a written confirmation and the undersigned has timely objected as provided herein. No failure by the Bank to make, and no error by the Bank in making any inscription on the Schedule or on its records shall affect the undersigned's obligation to repay the full principal amount advanced by the Bank to or for the account of the undersigned, or the undersigned's obligation to pay interest thereon at the agreed upon rate.

     The Prime Rate means the rate of interest publicly announced by Marine Midland Bank, N.A. from time to time at its office in New York, New York as its prime rate and is a base rate for calculating interest on certain loans. After maturity (whether by acceleration or otherwise), if an advance is not payable on demand, or after demand, if an advance is payable on demand, such advance shall bear interest at a per annum rate 3% greater than the rate of interest otherwise applicable to the advances. In no event shall the interest rate on any advance exceed the maximum rate authorized by applicable law. Interest will be calculated for each day at 1/360th of the applicable per annum rate, which will result in a higher effective annual rate. Accrued interest shall be payable |X| monthly on the first day of each month. |_| quarterly on the first day of each calendar quarter. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.

     All or any part of the indebtedness evidenced by this Note not payable on demand may be prepaid without penalty at any time, together with the accrued interest on the principal so prepaid to the date of such prepayment, provided that any payments or prepayments shall be applied to the oldest outstanding advance, unless otherwise agreed in writing by the Bank and the undersigned.

     Any holder of this Note may declare all indebtedness evidenced by this Note, not payable on demand, to be immediately due and payable whenever such holder has the right to do so under any Security Agreement or other agreement, now or hereafter in effect, pursuant to which payment of the indebtedness evidenced by this Note is secured; or irrespective of the terms or existence of any such Security Agreement, or other agreement, upon the happening of any of the following: (1) nonpayment, when due, of principal of, or interest on, any indebtedness evidenced by this Note; (2) default by any maker hereof in the payment or performance of any obligation, term or condition of any agreement between such maker and the holder hereof, (3) death of judicial declaration of incompetency of any maker hereof, if an individual; (4) the filing by or against any make hereof of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (5) the making , by any maker hereof, of any general assignment for the benefit of creditors; (6) the appointment of a receiver or trustee for any maker hereof or for any assets of any such maker, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; (7) the occurrence of any event described in clause (3), (4), (5) or (6) of this paragraph with respect to any indorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any indebtedness evidenced by this Note, or the occurrence of any such event with respect to any general partner of any maker hereof, if any such maker is a partnership; (8) nonpayment when due by any maker hereof of any indebtedness for borrowed money owing to any party other than the Bank, or the occurrence of any event which could result in acceleration of the time for payment of any such indebtedness; or (9) if the holder hereof in good faith believes that the prospect of payment of all or any part of the indebtedness evidence by this Note is impaired.

     Nothing contained in this Note or otherwise is intended, nor shall constitute, any obligation of the Bank to make any advance.

     No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have. The undersigned hereby waives presentment, protest, demand and notice of presentment, demand, protest and nonpayment.

     The Bank may, in its sole discretion, make an advance to the undersigned upon an oral request. Each oral request shall be conclusively presumed to have been made by a person authorized by the undersigned to do so, and any credit by the Bank of an advance to or for the account of the undersigned shall conclusively establish the undersigned's obligation to repay same. The Bank shall incur no liability of any kind to any party by reason of making an advance upon an oral request.

     This Note shall be governed by the laws of the State of Oregon without regard to principles of conflict of laws. The undersigned agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including without limitation, actual attorneys' fees and legal expenses.

     If payment of this Note is secured by collateral, the collateral is specified in the collateral records of the Bank.

     THE UNDERSIGNED IRREVOCABLY AGREES THAT, SUBJECT TO THE BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF PORTLAND, STATE OF OREGON. THE UNDERSIGNED HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE UNDERSIGNED AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE UNDERSIGNED AT THE LAST KNOWN ADDRESS OF THE UNDERSIGNED AS SHOWN ON THE RECORDS OF THE BANK OR IN ANY OTHER MANNER PERMITTED BY LAW.

     THE UNDERSIGNED IRREVOCABLY WAIVES ANY RIGHT TO TRAIL BY JURY IN ANY ACTION OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                                   BLAKE H. LARSEN
                                   --------------------------------------------

                                   BLAKE H LARSEN - CFO FOR COLUMBIA
                                   SPORTSWEAR COMPANY

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